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                                                                     Exhibit 49


                                     NOTICE


AGREEMENT BETWEEN PIRELLI & C. S.P.A., EDIZIONE HOLDING S.P.A. AND EDIZIONE FINANCE INTERNATIONAL S.A.


Notice issued in compliance and for purposes of article 122 D. Lgs february 24 1998 n. 58 of regulation adopted by Consob resolution n.11971 of May 14 1999 (as amended)


Provided that:

     - no party has communicated its intention to withdraw from the Agreement Between Pirelli & C. S.p.A., Edizione Holding S.p.A. and Edizione Finance International S.A., undersigned on August 7, 2001 and later modified (on September 14, 2001 and February 13, 2002),

     It is announced, in accordance with the laws above indicated, that such Agreement is tacitly renewed until October 4, 2007.

     The Agreement is registered with Registro delle Imprese - Offices of Milan, Rome and Turin.


     Milano, September 11, 2004

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
     Pirelli & C. S.p.A.    Edizione Holding S.p.A.     Edizione Finance International S.A.

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